Exhibit 32.2
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of TPG Twin Brook Capital Income Fund, a Delaware statutory trust (the “Company”), on Form 10-Q for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), Terrence Walters, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terrence Walters
Terrence Walters
Chief Financial Officer and Treasurer
August 10, 2026